Exhibit 99.1

For Immediate Release

Builders FirstSource Reports First Quarter 2017 Results

Strong start to the year with earnings and sales growth in the quarter

May 8, 2017 (Dallas, TX) – Builders FirstSource, Inc. (NasdaqGS: BLDR) today reported its results for the first quarter ended March 31, 2017.

The Company has provided supplemental non-GAAP financial information of the consolidated company that is adjusted to exclude one-time integration, facility closure, and other one-time refinancing and other costs (“Adjusted”). As the information included below includes non-GAAP financial information, please refer to the accompanying financial schedules for non-GAAP reconciliations to their GAAP equivalents.

First Quarter 2017 Compared to First Quarter 2016:

Net Sales

•	Net sales for the quarter ended March 31, 2017 were $1.5 billion, a 9.7 percent increase over net sales for the first quarter of 2016. Sales excluding closed locations grew 10.2 percent in the quarter and were benefited by approximately 4.1 percent as a result of the impact of commodity price inflation on our sales. Sales volume, excluding commodity inflation and closed locations, grew approximately 7.2 percent in the single family homebuilding end market and approximately 6.4 percent in the repair and remodeling and other end market, offset by declines in multi-family.

Gross Margin

•	Gross margin of $376.1 million in the first quarter of 2017 increased by $26.3 million over the first quarter of 2016. Gross margin percentage was 24.5 percent, down 50 basis points from 25.0 percent in the first quarter of 2016. The decrease on a year over year basis was largely due to the impact of commodity price inflation. Although commodity price inflation generally benefits the Company’s operating results in the long term, it can cause short term gross margin percentage compression when prices are rising. This is due to the short term pricing commitments we provide customers versus the volatility of the commodity markets.

Selling, General and Administrative Expenses

•	SG&A in the first quarter of 2017 was $335.8 million, or 21.9 percent of sales, a decrease of 150 basis points versus the first quarter of 2016. The reduction was largely attributable to cost efficiencies, the decline in depreciation and amortization on acquired ProBuild assets, and commodity inflation cost leverage.

Interest Expense

•

GAAP net interest expense in the first quarter of $36.2 million includes $2.4 million of cost associated with the amendment of our Term Loan and Revolving Credit Facility. In addition, interest expense in the first quarter of 2016 was reduced by a $7.8 million gain on debt extinguishment related to the note exchange transactions executed in that period. Absent these

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Builders FirstSource Reports First Quarter 2017 Results (continued)

expenses, Adjusted interest expense was $33.8 million in the first quarter of 2017, a $9.2 million reduction compared to interest expense for the first quarter of 2016, largely as a result of a series of transactions that have reduced the Company’s interest expense.

Net Income

•	In the first quarter of 2017, GAAP net income was $3.8 million, or $0.03 per diluted share, compared to a net loss of $17.0 million, or ($0.15) per diluted share, in the first quarter of 2016.

•	Adjusted net income was $12.1 million, or $0.11 per diluted share, compared to Adjusted net loss of $14.2 million, or ($0.13) per diluted share, in the first quarter of 2016. This improvement was largely a result of cost savings realized, revenue growth, and interest savings driven by debt refinancing.

EBITDA

•	First quarter Adjusted EBITDA grew $14.3 million to $76.1 million, or 5.0 percent of sales, compared to $61.8 million, or 4.4 percent of sales, for the first quarter of 2016. The year over year improvement was driven largely by cost savings initiatives and revenue growth, offset by commodity driven gross profit margin compression.

Capital Structure, Leverage, and Liquidity Information:

•	Adjusted EBITDA, on a trailing 12 month basis, was $395.9 million and net debt was $1,967.4 million as of March 31, 2017. This implies a multiple of 5.0x net debt / Adjusted EBITDA, down from 5.5x as of March 31, 2016.

•	Liquidity at March 31, 2017 was $ 612.0 million, which consisted of net borrowing availability under the revolving credit facility and cash on hand.

•	Due to seasonal working capital needs, cash used from operations and investing was $145.8 million. We still expect to generate $145-155 million in cash from operations and investing, in line with the company’s full year cash flow guidance.

•	We do not expect to pay federal taxes in 2017 due to our current net operating loss carryforward position, assuming no material changes in shareholder base or tax code changes.

•	In the first quarter of 2017, the Company amended and extended its Term Loan facility to 2024 with an interest reduction of 0.75 percent, or approximately $3 million annually. Additionally, the company extended the maturity of the Revolving Credit Facility. The weighted average long term debt maturity is currently 6.8 years, excluding lease finance obligations. The terms of our debt allow the Company to repay our most expensive debt first, which should benefit go forward free cash flow.

Please refer to the accompanying financial schedules for more information.

Commenting on the first quarter 2017 results, CEO Floyd Sherman remarked, “I am pleased to report that we had a strong start to the year relative to the growth in single family starts. Excluding closed locations, we grew sales in the quarter by 10.2 percent, including commodity inflation driven sales growth of 4.1 percent. From a sales volume perspective, we grew 7.2 percent in single family new residential sales versus a 5.9 percent increase in single family starts as reported by the US Census Bureau. Our quarterly sales volume growth in the repair and remodeling end market was 6.4 percent. Additionally, our investments in manufacturing capacity are driving returns, with sales of our manufactured products growing 15.1 percent over the first quarter of 2016. We continue to increase our focus and allocate resources toward market share expansion and growing sales of higher margin value-added products across our national network.”

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Builders FirstSource Reports First Quarter 2017 Results (continued)

Peter Jackson, CFO, commented, “In the quarter, we continued to refine our capital structure by amending and extending both our Revolving Credit Facility and our Term Loan, further reducing interest expense and extending our debt maturity profile. I am very pleased with the progress we are making on de-leveraging. While we expect to continue to borrow under our revolving credit facility for seasonal working capital and other operating needs, cash flow in the quarter was in line with our full year guidance. Cash flow generation and debt reduction will continue to be a priority for the balance of 2017, and we are on track to generate $145-155 million of free cash flow in the year. We are executing on our multi-year plan to de-lever the balance sheet and fund growth initiatives, enabled through cost savings realization, earnings expansion, disciplined capital expenditures, utilization of our tax assets, and opportunistic capital markets transactions.”

Outlook

Concluding, Mr. Sherman added, “I am confident in the outlook for Builders FirstSource. We are focused on growing our business, with an emphasis on revenue expansion, gaining market share and continuing to expand our operating margins and operating cash flow. We believe we have the team, the scale, the national footprint and manufacturing capabilities, the liquidity, and the expansive product offerings to create superior shareholder value. I look forward to building on what was a very successful quarter, continuing to grow our share and profitability.”

Conference Call

Builders FirstSource will host a conference call Tuesday, May 9, 2017 at 9:00 a.m. Central Time (CT) and will simultaneously broadcast it live over the Internet. The earnings release presentation will be posted at www.bldr.com under the “investors” section before the call. To participate in the teleconference, please dial into the call a few minutes before the start time: 800-723-6751 (U.S. and Canada) and 785-830-7980 (international), Conference ID: 7553490. A replay of the call will be available at 2:00 p.m. Central Time through May 23rd. To access the replay, please dial 888-203-1112 (U.S. and Canada) and 719-457-0820 (international) and refer to pass code 7553490. The live webcast and archived replay can also be accessed on the Company’s website at www.bldr.com under the “Investors” section. The online archive of the webcast will be available for approximately 90 days.

About Builders FirstSource

2016 Sales: $6.4 Billion    |    Associates:    14 Thousand    |    Operations in 40 states

Headquartered in Dallas, Texas, Builders FirstSource is the largest U.S supplier of building products, prefabricated components, and value-added services to the professional market segment for new residential construction and repair and remodeling. We provide customers an integrated homebuilding solution, offering manufacturing, supply, delivery and installation of a full range of structural and related building products. We operate in 40 states with 400 locations and have a market presence in 75 of the top 100 Metropolitan Statistical Areas, providing geographic diversity and balanced end market exposure. We service customers from strategically located distribution facilities and manufacturing facilities (certain of which are co-located) that produce value-added products such as roof and floor trusses, wall panels, stairs, vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes dimensional lumber and lumber sheet goods, millwork, windows, interior and exterior doors, and other building products. For more information about Builders FirstSource, visit the Company’s website at www.bldr.com.

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Builders FirstSource Reports First Quarter 2017 Results (continued)

Cautionary Notice

Statements in this news release and the schedules hereto that are not purely historical facts or that necessarily depend upon future events, including statements about expected market share gains, forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. In addition, oral statements made by our directors, officers and employees to the investor and analyst communities, media representatives and others, depending upon their nature, may also constitute forward-looking statements. As with the forward-looking statements included in this release, these forward-looking statements are by nature inherently uncertain, and actual results may differ materially as a result of many factors. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s growth strategies, including gaining market share, or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices and the economy. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

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Contact:

Jennifer Pasquino

SVP Investor Relations

Builders FirstSource, Inc.

(303) 262-8571

Financial Schedules to Follow

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BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended March 31,
	2017	2016
	(Unaudited) (In thousands, except per share amounts)
Sales	$1,533,064	$1,397,114
Cost of sales	1,157,012	1,047,366

Gross margin	376,052	349,748
Selling, general and administrative expenses	335,775	326,969

Income from operations	40,277	22,779
Interest expense, net	36,157	35,224

Income (loss) before income taxes	4,120	(12,445)
Income tax expense	298	4,535

Net income (loss)	$3,822	$(16,980)

Comprehensive income (loss)	$3,822	$(16,980)

Net income (loss) per share:
Basic	$0.03	$(0.15)

Diluted	$0.03	$(0.15)

Weighted average common shares:
Basic	111,964	109,913

Diluted	114,580	109,913

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2017	December 31, 2016
	(Unaudited)
	(In thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$4,515	$14,449
Accounts receivable, less allowances of $14,090 and $11,571 at March 31, 2017 and December 31, 2016, respectively	622,580	569,208
Other receivables	43,587	55,781
Inventories, net	618,014	541,771
Other current assets	40,890	34,772

Total current assets	1,329,586	1,215,981
Property, plant and equipment, net	644,663	656,101
Assets held for sale	5,672	4,361
Goodwill	740,411	740,411
Intangible assets, net	152,477	159,373
Deferred income taxes	124,169	115,320
Other assets, net	18,912	18,340

Total assets	$3,015,890	$2,909,887

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Checks outstanding	$29,523	$35,606
Accounts payable	467,220	409,759
Accrued liabilities	192,980	293,115
Current maturities of long-term debt and lease obligations	16,144	16,217

Total current liabilities	705,867	754,697
Long-term debt and lease obligations, net of current maturities, debt discount and debt issuance costs	1,926,641	1,785,835
Other long-term liabilities	58,919	59,735

Total liabilities	2,691,427	2,600,267
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized; zero shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	—	—
Common stock, $0.01 par value, 200,000 shares authorized; 112,356 and 111,564 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	1,123	1,115
Additional paid-in capital	529,992	527,868
Accumulated deficit	(206,652)	(219,363)

Total stockholders’ equity	324,463	309,620

Total liabilities and stockholders’ equity	$3,015,890	$2,909,887

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
	2017	2016
	(Unaudited) (In thousands)
Cash flows from operating activities:
Net income (loss)	$3,822	$(16,980)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	23,592	30,791
Amortization and write-off of deferred loan costs	2,220	1,944
Amortization and write-off of debt discount	215	180
Gain on extinguishment of debt	—	(7,731)
Accretion of lease finance obligation	92	456
Deferred income taxes	40	4,342
Bad debt expense	681	368
Stock compensation expense	2,904	2,573
Net loss (gain) on sale of assets and asset impairments	3,145	(19)
Changes in assets and liabilities:
Receivables	(41,655)	(43,893)
Inventories	(76,243)	(26,755)
Other current assets	(6,118)	5,700
Other assets and liabilities	256	1,378
Accounts payable and checks outstanding	50,949	64,987
Accrued liabilities	(100,342)	(60,637)

Net cash used in operating activities	(136,442)	(43,296)

Cash flows from investing activities:
Purchases of property, plant and equipment	(9,778)	(8,978)
Proceeds from sale of property, plant and equipment	449	390

Net cash used in investing activities	(9,329)	(8,588)

Cash flows from financing activities:
Borrowings under revolving credit facility	457,000	221,000
Repayments under revolving credit facility	(315,000)	(222,000)
Repayments of long-term debt and other loans	(2,626)	(3,174)
Payments of loan costs	(2,765)	(4,423)
Exercise of stock options	1,701	194
Repurchase of common stock	(2,473)	(1,048)

Net cash provided by (used in) financing activities	135,837	(9,451)

Net change in cash and cash equivalents	(9,934)	(61,335)
Cash and cash equivalents at beginning of period	14,449	65,063

Cash and cash equivalents at end of period	$4,515	$3,728

Supplemental disclosure of non-cash activities

For the three months ended March 31, 2016 the Company retired assets subject to lease finance obligations of $10.6 million and extinguished the related lease finance obligation of $10.6 million. There were no assets subject to lease finance obligations retired during the three months ended March 31, 2017.

The company purchased equipment which was financed through capital lease obligations of $1.2 million and $1.0 million in the three months ended March 31, 2017 and 2016, respectively.

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Reconciliation of Adjusted Non-GAAP Financial Measures to their GAAP Equivalents

(unaudited)

Note:	The company provided detailed explanations of these non-GAAP financial measures in its Form 8-K filed with the Securities and Exchange Commission on May 8, 2017.

	Three months ended March 31,		Twelve months ended March 31,
	2017	2016	2017
	(in millions)
Reconciliation of Net Income to Adjusted EBITDA:
Reported GAAP Net Income (Loss)	$3.8	$(17.0)	$165.1
Integration related expenses	5.9	5.4	$26.4
Debt issuance and refinancing cost (1)	2.4	(7.8)	67.2
Increase/(release) of tax valuation allowance	—	5.1	(136.8)
Facility closure costs	—	0.1	$(1.5)

Adjusted Net Income (Loss)	12.1	(14.2)	120.4

Weighted average diluted common shares (in millions)	114.6	109.9
Diluted adjusted net income (loss) per share:	$0.11	$(0.13)

Reconciling items:
Depreciation and amortization expense	23.6	30.8	$102.6
Interest expense, net	33.8	43.0	$148.4
Income tax (benefit) expense	0.3	(0.6)	$9.9
Stock compensation expense	2.9	2.6	$10.9
(Gain)/loss on sale and asset impairments	3.1	(0.0)	$2.8
Other management-identified adjustments (2)	0.3	0.2	0.9

Adjusted EBITDA	$76.1	$61.8	$395.9

Adjusted EBITDA Margin	5.0%	4.4%	6.1%

(1)	Cost associated with refinancing long term debt.
(2)	Primarily relates to severance and one time cost.

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Financial Data

(pro forma adjusted and unaudited)

	Three months ended March 31,
	2017	2016
	(in millions except per share amounts)
Net sales	1,533.1	1,397.1
Sales adjustment for closed locations	—	(6.5)

Net sales excluding closed locations	1,533.1	1,390.6
Gross margin	376.1	349.7
Gross margin %	24.5%	25.0%
Adjusted SG&A/Other (excluding depreciation and amortization) as a % of sales (1)	19.6%	20.6%
Adjusted EBITDA	76.1	61.8
Adjusted EBITDA margin %	5.0%	4.4%
Depreciation and amortization	(23.6)	(30.8)
Interest expense, net of debt issuance cost and refinancing	(33.8)	(43.0)
Income tax benefit (expense)	(0.3)	0.6
Other adjustments	(6.3)	(2.8)

Adjusted Net Income (Loss)	$12.1	$(14.2)

Basic adjusted net income (loss) per share:	$0.11	$(0.13)

Diluted adjusted net income (loss) per share:	$0.11	$(0.13)

Weighted average common shares (in millions)
Basic	112.0	109.9
Diluted	114.6	109.9

Note: The company provided detailed explanations of these non-GAAP financial measures in its Form 8-K filed with the

Securities and Exchange Commission on May 8, 2017.

(1)	Adjusted SG&A and other as a percentage of sales is defined as GAAP SG&A less depreciation and amortization, stock comp, acquisition, integration and other expenses. GAAP SG&A in Q1-17 of $335.8M less $23.6M depreciation and amortization, less $5.9M of integration expenses, less $2.9M of stock comp, less $3.4M loss from sales, impairments, and other.

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Sales Excluding Closed Locations by Product Category

(unaudited)

	Three months ended March 31
	2017		2016
	(in millions)
Lumber & Lumber Sheet Goods	$530.7	34.6%	$461.2	33.2%
Manufactured Products	269.8	17.6%	234.4	16.9%
Windows, Doors & Millwork	309.7	20.2%	294.0	21.1%
Gypsum, Roofing & Insulation	117.2	7.6%	112.3	8.1%
Siding, Metal & Concrete Products	137.2	9.0%	131.8	9.4%
Other	168.5	11.0%	156.9	11.3%

Total adjusted net sales (1)	$1,533.1	100.0%	$1,390.6	100.0%

(1)	Results exclude sales from closed locations

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Interest Reconciliation

(unaudited)

	Three months ended March 31, 2017
	Interest Expense	Net Debt Outstanding	Adjusted Annual Go Forward Cash Interest (1)
	(in millions)
2024 Secured Notes @ 5.625% Fixed	$10.4	$750.0	$42.2
2023 Unsecured Notes at 10.75% Fixed	9.9	367.6	39.5
2024 Term Loan @ 4% (Floating LIBOR) (2)	5.2	466.5	18.7
Revolving Credit Facility @ 2% (Floating LIBOR) (2)	1.4	142.0	6.2
One time cost associated with amending and extending the term loan and extending the revolving credit facility	2.4
Amortization of deferred loan costs and debt discount	1.5
Lease finance obligations and capital leases	5.4	245.8	21.6
Cash		(4.5)

Total	$36.2	$1,967.4	$128.2

Leverage Ratio

(1)	Excludes issuance cost and one time items. Assumes current or pro forma borrowing rates on variable debt.
(2)	Assumes Q1 balance for the Term Loan and the revolving credit facility for annualized projections. Includes FY benefit of February reprice of the term loan which brought the interest rate down to LIBOR +3.0% with a 100 bp floor.